UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2007
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, CA	94104

(Address of principal executive offices)	(Zip Code)
(415) 983-8300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement
New Interim Credit Facility
In connection with the acquisition by McKesson Corporation (the Company”) of Per-Se Technologies, Inc. (“Per-Se”) effective January 26, 2007 (the “Acquisition”), also on January 26, 2007, the Company entered into a new $1.8 billion 364-day unsecured interim term credit facility (the “Interim Credit Facility”) provided by Bank of America, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and Wachovia Capital Markets, LLC as Joint Lead Arrangers and Joint Book Managers. The Company will make a single drawdown of a portion of the total amount available under the Interim Credit Facility, and the proceeds of such drawdown, together with certain cash on hand, will be used to (i) pay the merger consideration under the Agreement and Plan of Merger, dated as of November 5, 2006, by and among McKesson Corporation, Packet Merger Sub Inc. and Per-Se, (ii) refinance certain indebtedness of Per-Se outstanding immediately prior to the closing of the Acquisition and (iii) pay transaction costs associated with the Acquisition and the Interim Credit Facility.
The Interim Credit Facility contains terms substantially similar to those contained in the Company’s existing revolving credit facility. The Company entered into the Interim Credit Facility in order to complete the Acquisition prior to the closing of the anticipated permanent financing for the Acquisition. The Company expects that it will replace the Interim Credit Facility with a permanent bond financing in an amount up to $1.2 billion prior to the end of the Interim Credit Facility’s 364-day term. The Interim Credit Facility includes a mandatory prepayment provision requiring the repayment of the Interim Credit Facility in full upon the entering into of the permanent bond financing to replace such facility.
Certain of the lenders party to the Interim Credit Facility, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.
Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.
Item 8.01   Other Events.
On January 26, 2007, the Company issued a press release announcing the closing of its acquisition of Per-Se. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01   Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press Release issued by McKesson Corporation dated January 26, 2007.

10.1	Interim Credit Agreement dated as of January 26, 2007, among McKesson Corporation, Bank of America N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and Wachovia Capital Markets, LLC as Joint Lead Arrangers and Joint Book Managers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation (Registrant)
Date: January 26, 2007	By:	Jeffrey C. Campbell
Jeffrey C. Campbell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by McKesson Corporation dated January 26, 2007.

10.1	Interim Credit Agreement dated as of January 26, 2007, among McKesson Corporation, Bank of America N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, the other Lenders party thereto, and Banc of America Securities LLC and Wachovia Capital Markets, LLC as Joint Lead Arrangers and Joint Book Managers.